                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                             [ ]  Confidential, for Use of the Commission Only (as
                                                             permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material under Rule 14a-12


                        National Service Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]               No fee required.

[ ]               Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.

         (1)      Title of each class of securities to which transaction
applies:
                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]               Fee paid previously with preliminary materials:

[ ]               Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

On April 7, 2003, the Registrant issued the following press release:


                                                                      [NSI LOGO]

PRESS RELEASE
                                                     INVESTOR RELATIONS CONTACT:
                                                     CHESTER J. POPKOWSKI (CHET)
                                                          SENIOR VICE PRESIDENT,

                                          CHIEF FINANCIAL OFFICER, AND TREASURER
                                                                  (404) 853-1205
                                               WEB SITE: WWW.NATIONALSERVICE.COM

                                  APRIL 7, 2003


                                       NSI

                                      ----

               NATIONAL SERVICE INDUSTRIES OMITS DIVIDEND PAYMENT

                                      ----

         ATLANTA - THE BOARD OF DIRECTORS OF NATIONAL SERVICE INDUSTRIES, INC. (NYSE: NSI) TODAY ANNOUNCED IT HAS VOTED TO OMIT ITS REGULAR QUARTERLY DIVIDEND OF $0.04 PER SHARE IN LIGHT OF A DEFINITIVE MERGER AGREEMENT THAT PROVIDES FOR THE ACQUISITION OF NSI BY AN AFFILIATE OF CALIFORNIA INVESTMENT FUND, LLC.

         PURSUANT TO THE AGREEMENT, EACH OUTSTANDING SHARE OF NSI COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE $10.00 IN CASH. THE CLOSING OF THE TRANSACTION IS SUBJECT TO THE APPROVAL OF THE NSI STOCKHOLDERS, THE RECEIPT OF CERTAIN FINANCING, AND OTHER CUSTOMARY CONDITIONS.

         NATIONAL SERVICE INDUSTRIES, INC., WITH FISCAL YEAR 2002 SALES OF $530 MILLION, HAS TWO BUSINESS SEGMENTS -- TEXTILE RENTAL AND ENVELOPES.

                                      * * *

         CERTAIN INFORMATION CONTAINED IN THIS PRESS RELEASE CONSTITUTES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AND INVOLVE RISKS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT MANAGEMENT'S ESTIMATES, BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, STATEMENTS REGARDING THE EXPECTED TIMING OF THE CLOSING OF THE MERGER TRANSACTION WITH CALIFORNIA

INVESTMENT FUND, LLC. FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES OF PERFORMANCE. THESE STATEMENTS ARE BASED ON MANAGEMENT'S BELIEFS AND ASSUMPTIONS, WHICH IN TURN ARE BASED ON CURRENTLY AVAILABLE INFORMATION. IMPORTANT ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE TIMELY SATISFACTION OF THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT, INCLUDING THE RECEIPT OF ALL NECESSARY FINANCING TO COMPLETE THE MERGER. THESE ASSUMPTIONS COULD PROVE INACCURATE. FORWARD-LOOKING STATEMENTS ALSO INVOLVE RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENT. MANY OF THESE FACTORS ARE BEYOND NSI'S ABILITY TO CONTROL OR PREDICT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, DELAYS IN THE RECEIPT OF NECESSARY FINANCING AND THIRD PARTY AND GOVERNMENTAL CONSENTS TO COMPLETE THE MERGER. NSI DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                                      * * *

         IN CONNECTION WITH NSI'S SOLICITATION OF PROXIES WITH RESPECT TO ITS SPECIAL MEETING OF STOCKHOLDERS CONCERNING THE PROPOSED MERGER, NSI WILL FILE A PROXY STATEMENT WITH THE SEC AND FURNISH NSI STOCKHOLDERS WITH A COPY OF THE PROXY STATEMENT. NSI STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. NSI STOCKHOLDERS MAY ALSO OBTAIN A FREE COPY OF THE PROXY STATEMENT AND OTHER DOCUMENTS (WHEN AVAILABLE) BY DIRECTING A REQUEST BY MAIL OR TELEPHONE TO NATIONAL SERVICE INDUSTRIES, INC., 1420 PEACHTREE STREET, ATLANTA, GEORGIA 30309, ATTENTION: INVESTOR RELATIONS,
TELEPHONE: (404) 853-1228.

         AS IN ALL PROXY MATTERS, THE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. NSI STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

         NSI AND ITS DIRECTORS MAY BE DEEMED TO BE "PARTICIPANTS" IN THE SOLICITATION OF PROXIES FROM NSI STOCKHOLDERS IN FAVOR OF THE MERGER AGREEMENT. INFORMATION REGARDING THE PERSONS WHO MAY BE CONSIDERED "PARTICIPANTS" IN THE SOLICITATION OF PROXIES WILL BE SET FORTH IN THE PROXY STATEMENT WHEN IT IS FILED WITH THE SEC. INFORMATION REGARDING CERTAIN OF THESE PERSONS IS ALSO SET FORTH IN THE SCHEDULE 14A FILED BY NSI ON NOVEMBER 22, 2002 WITH THE SEC.